PRESS RELEASE

JetBlue Announces CFO Transition
NEW YORK (May 17, 2021) – JetBlue (NASDAQ: JBLU) today announced that Ursula Hurley, head of treasury and investor relations, has been named acting chief financial officer. She succeeds Steve Priest, who has decided to leave JetBlue effective June 11, 2021 to pursue a new opportunity. Hurley will assume the role of acting chief financial officer effective June 12, 2021, in addition to her current duties.
Hurley began her career at JetBlue 17 years ago. She has been responsible for debt and cash management, cash flow, fuel and interest rate hedging, strategic sourcing, and fleet strategy, including aircraft and engine sourcing. Her role was recently expanded to manage JetBlue’s relationship with the investor community.
“Steve has been instrumental in helping lead JetBlue through the pandemic, and he leaves JetBlue in a place where the company is well positioned to continue our recovery and to emerge stronger than before,” said Robin Hayes, JetBlue’s chief executive officer. “Prior to the pandemic, Steve led a successful company-wide effort to reset our cost structure, setting up JetBlue for long-term success. We are incredibly grateful for his leadership and contributions to JetBlue and wish him the best in his next adventure. We will always think of him as a member of the JetBlue family.
“One of Steve’s greatest accomplishments was building a world-class finance team and we are fortunate that Ursula, one of our strongest leaders, will succeed Steve in leading JetBlue during this transition. She began her career at JetBlue and worked directly with Steve over the past three years to lead cross-functional efforts such as the evolution of our fleet, our structural cost program, and strategic sourcing initiatives. Her work helped position JetBlue with one of the industry’s strongest balance sheets going into the pandemic. Over the past year, she successfully led our efforts to preserve our liquidity position, and is the perfect leader to support this transition as we begin to repair our balance sheet and return on a path towards industry-leading margins.”
“It has been a privilege to work alongside such an exceptional and passionate team for the past six years, and the decision to leave was one of the most difficult I have ever made,” said Priest. “I could not be prouder of our finance team and, in fact, of all our crewmembers who accomplished so much over this unprecedented year and, prior to that, pulled together to deliver a cost-conscious culture while maintaining our strong and trusted brand. Ursula has been central to these efforts, and I am confident in her ability to support JetBlue as the airline emerges from the pandemic and regains momentum.”

About JetBlue Airways
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue carries customers across the U.S., Caribbean and Latin America. For more information, visit jetblue.com.

Forward Looking Statements
Forward-Looking Information Statements in this Press Release (or otherwise made by JetBlue or on JetBlue’s behalf) contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our

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management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this Press Release, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties, and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the coronavirus ("COVID-19") pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or behavior; restrictions on our business related to the financing we accepted under various federal government support programs such as the CARES Act, and the Consolidated Appropriations Act, 2021; our significant fixed obligations and substantial indebtedness; risk associated with execution of our strategic operating plans in the near-term and long-term; the recording of a material impairment loss of tangible or intangible assets; our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers, including for aircraft, aircraft engines and parts and vulnerability to delays by those suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation, including new or increased tariffs; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; adverse weather conditions or natural disasters; external geopolitical events and conditions; and challenges related to our ability to timely identify successor executive officers in light of, among other things, competition for experienced executives in our industry as well as challenges related to senior management transitions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2020 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this Press Release might not occur. Our forward-looking statements speak only as of the date of this presentation. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

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JetBlue Corporate Communications
Tel: +1.718.709.3089
corpcomm@jetblue.com

JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

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